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                                                                      EXHIBIT 11

                            DURAKON INDUSTRIES, INC.
                       CALCULATION OF EARNINGS PER SHARE





                                                                       (In thousands, except per
                                                                              share amounts)

                                                                      THREE MONTHS ENDED MARCH 31,
                                                                      ----------------------------
                                                                         1997              1996
                                                                       ---------       -----------
Net earnings available to common stockholders                             $  257          $2,138
                                                                          ======          ======
PRIMARY

    Average number of shares oustanding                                    6,308           6,520

    Add:  Dilutive effect of stock options based
              upon treasury stock method                                      60             147
                                                                          ------          ------
          Total                                                            6,368           6,667
                                                                          ======          ======
          Per share amount                                                $ 0.04          $ 0.32
                                                                          ======          ======

FULLY DILUTED

    Average number of shares outstanding                                   6,308           6,520

    Add:  Dilutive effect of stock options based
              upon treasury stock method                                      60             147
                                                                          ------          ------
          Total                                                            6,368           6,667
                                                                          ======          ======

          Per share amount                                                $ 0.04          $ 0.32
                                                                          ======          ======





 Note: This calculation is required by Regulation S-K, Item 601, and is filed as an exhibit under item 6(b) of Form 10-Q.